UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2007

VERASUN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	001-32913	20-3430241
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

100 22nd Avenue
Brookings, SD	57006
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (605) 696-7200

(Former name of former address, if changed since last report.)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry Into a Material Definitive Agreement.

On July 22, 2007, VeraSun Energy Corporation (“the Company”) entered into a Unit Purchase Agreement (“the Unit Purchase Agreement”) with ASA Opco Holdings, LLC, ASAlliances Biofuels, LLC (“ASAlliances”), and the Securityholders named therein, dated July 22, 2007.

The Unit Purchase Agreement provides for the purchase by the Company of three biorefineries and two developmental sites from ASAlliances for an aggregate purchase price of $725 million, comprised of $200 million of equity, $250 million of cash and the assumption of $275 million in project financing.  The Company has also agreed to provide customary registration rights with respect to the equity portion of the purchase price.

The parties have made customary representations, warranties and covenants in the Unit Purchase Agreement.  The sale and purchase is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act as well as other customary closing conditions.

A copy of the Unit Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Unit Purchase Agreement is qualified in its entirety by reference to the full text of the Unit Purchase Agreement.

ITEM 7.01.  Regulation FD Disclosure.

On July 22, 2007, the Company issued a press release announcing its entry into the Unit Purchase Agreement.  The press release is furnished (not filed) as Exhibit 99.1.

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Unit Purchase Agreement by and among VeraSun Energy Corporation, ASA Opco Holdings, LLC, ASAlliances Biofuels, LLC, and the Securityholders named therein, dated July 22, 2007.

99.1	Press Release of VeraSun Energy Corporation, dated July 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPROATION
Date: July 23, 2007
/s/ Donald L. Endres
Donald L. Endres
President and Chief Executive Officer

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